SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            May 8, 2003

WATERSIDE CAPITAL CORPORATION

(Exact Name of registrant as specified in its charter)

Virginia	333-36709	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Main Street, Suite 800, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (757) 626-1111

                                                 N/A

(Former name or former address, if changed since last report.)

Item 4.    Changes in Registrant’s Certifying Accountant.

Effective as of May 12, 2003, Waterside Capital Corporation (“Waterside”) appointed Witt, Mares & Company (“Witt Mares”) as its new independent public accountant. Effective as of May 8, 2003, Waterside dismissed KPMG LLP (“KPMG”) as its independent public accountant. This change in independent public accountant was approved by the Audit Committee of the Board of Directors of Waterside (“Audit Committee”). The Audit Committee decided to solicit audit proposals from three independent accounting firms, including KPMG, prior to the commencement of the audit for Waterside’s fiscal year ending June 30, 2003. After receiving these proposals and considering a variety of factors, including cost, the Audit Committee voted to dismiss KPMG and engage Witt Mares as Waterside’s independent public accountant.

During Waterside’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements between Waterside and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Waterside’s two most recent fiscal years and through the date of this Form 8-K.

The audit reports of KPMG on the financial statements of Waterside as of and for the fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Waterside provided KPMG with a copy of the foregoing disclosures. Attached hereto as Exhibit 16.1 is a copy of KPMG’s letter, dated May 12, 2003, stating its agreement with such statements.

During Waterside’s two most recent fiscal years and through the date of this Form 8-K, Waterside did not consult with Witt Mares with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Waterside’s financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

Number	Exhibit

16.1	Letter of KPMG LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERSIDE CAPITAL CORPORATION

Date: May 13, 2003

By    /s/    J. ALAN LINDAUER

        J. Alan Lindauer, President

        and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

16.1	Letter of KPMG LLP regarding change in certifying accountant.

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